PROSPECTUS SUPPLEMENT (to Prospectus dated December 4, 2023)	Filed Pursuant to Rule 424(b)(5) Registration Statement No. 333-275634

MICROBOT MEDICAL INC.

Up to $4,819,905 of Common Stock

We have entered into an At The Market Offering Agreement, or sales agreement, with H.C. Wainwright & Co., LLC, or Wainwright, dated June 10, 2021, as amended on July 1, 2024, relating to the sale of shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $4,819,905 from time to time through Wainwright, acting as sales agent, under this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT”. On June 28, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.02 per share.

Upon our delivery of a placement notice and subject to the terms and conditions of the sales agreement, Wainwright may sell shares of our common stock under this prospectus supplement by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we sell shares of common stock to Wainwright, as principal, we will enter into a separate terms agreement with Wainwright, and we will describe the agreement in a separate prospectus supplement or pricing supplement. Wainwright is not required to sell any specific amount, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Wainwright a commission of 3.0% of the gross proceeds of the sales price per share. In connection with the sale of common stock on our behalf pursuant to this prospectus supplement and the accompanying prospectus, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

As of July 1, 2024, the aggregate market value of our outstanding common stock held by non-affiliates, computed by reference to the price at which our common stock was last sold on The Nasdaq Capital Market on June 3, 2024, which was $1.38 per share, was approximately $21.5 million, based on 15,965,633 shares of our outstanding common stock as of the date of this prospectus supplement, of which 15,586,758 shares were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (excluding this offering), we have we have sold approximately $ 2.35 million in securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our common stock involves certain risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and page 4 of the accompanying base prospectus and the risks and uncertainties described in the documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus supplement for certain risks and uncertainties relating to an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 1, 2024.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, you should carefully read the accompanying base prospectus, this prospectus supplement, any supplement to this prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common stock in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific details regarding this offering; and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on this prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus supplement or in any free writing prospectuses we provide you. We have not, and Wainwright has not, authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement is accurate as of any date other than as of the date of this prospectus supplement or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement or any sale of our common stock. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

When used in this prospectus supplement, the terms “Microbot,” “we,” “our” and “us” refer to Microbot Medical Inc. and its consolidated subsidiaries, unless otherwise specified.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future operations or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “targets”, “anticipates”, “believes”, “estimates”, “will”, “would”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacturing products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of our planned products; uncertainty as to whether the U.S. Food and Drug Administration or other regulatory authorities will clear our proposed products for commercialization and sale; the risk that our planned clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding the outcome of our clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of the patents underlying our proposed products; the uncertainty as to whether our preclinical studies will be replicated in humans; the uncertainty whether any of our proposed products will prove clinically safe and effective; the uncertainty of whether we will achieve significant revenue from product sales or become profitable; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; legal and regulatory developments in Israel; and other risks to which we are subject.

We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These forward-looking statements are inherently subject to known and unknown risks and uncertainties. We have included important cautionary statements in this prospectus supplement, in the documents incorporated by reference in this prospectus supplement, and in the sections in our periodic reports, including our most recent Annual Report on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, discussing some of the factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we are making including, but are not limited to, research and product development uncertainties, regulatory policies and approval requirements, competition from other similar businesses, market and general economic factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference in this prospectus supplement. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors.”

Overview

Microbot is a pre-clinical medical device company specializing in the research, design and development of next generation robotic endoluminal surgery devices targeting the minimally invasive surgery space. Microbot is primarily focused on leveraging its robotic technologies with the goal of redefining surgical robotics while improving surgical outcomes for patients.

Minimally Invasive Surgery, or MIS, refers to surgical procedures performed through tiny incisions instead of a single large opening. Because the incisions are small, patients tend to have quicker recovery times and experience less trauma than with conventional surgery. MIS involves three major categories of devices: surgical, monitoring and visualization, and endoscopy. The global MIS surgery market is expected to reach $49.9 billion by 2029, growing at a CAGR of 9.5%, according to a 2024 MarketsandMarkets report. We believe that the market for surgical devices, including ablation, electrosurgery and medical robotic systems, accounts for the largest share of revenue and is also expected to show a high rate of growth, and that the market in surgical robots is projected to grow by approximately 17% CAGR from 2021 to 2030 according to a 2023 Strategic Market Research report.

Technological Platforms

LIBERTY® Endovascular Robotic Surgical System

On January 13, 2020, Microbot unveiled what it believes is the world’s first fully disposable robotic system for use in endovascular interventional procedures, such as cardiovascular, peripheral and neurovascular. The LIBERTY® Endovascular Robotic Surgical System features a unique compact design with the capability to be operated remotely, reduce radiation exposure and physical strain to the physician, reduce the risk of cross contamination, as well as the potential to eliminate the use of multiple consumables when used with its NovaCross® platform or possibly other guidewire/microcatheter technologies.

The LIBERTY® Endovascular Robotic Surgical System is designed to maneuver guidewires and over-the-wire devices (such as microcatheters) within the body’s vasculature. It eliminates the need for extensive capital equipment requiring dedicated Cath-lab rooms as well as dedicated staff.

We believe the addressable markets for the LIBERTY® Endovascular Robotic Surgical System are the Interventional Cardiology, Interventional Radiology and Interventional Neuroradiology markets.

The unique characteristics of the LIBERTY® Endovascular Robotic Surgical System - compact, mobile, disposable and remotely controlled - open the opportunity of expanding telerobotic interventions to patients with limited access to life-saving procedures, such as mechanical thrombectomy in ischemic stroke.

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The LIBERTY® Endovascular Robotic Surgical System is being designed to have the following attributes:

●	Compact size - Eliminates the need for large capital equipment in dedicated cath-lab rooms with dedicated staff.

●	Fully disposable - To our knowledge, the first fully disposable, robotic system for endovascular procedures.

●	One & Done® - Can be made compatible with Microbot’s NitiLoop’s NovaCross® products or possibly other guidewire/microcatheter technologies, that combines guidewire and microcatheter into a single device.

●	State of the art maneuverability - Provides linear and rotational control of its guidewire, as well as linear and rotational control of a guide catheter, and the linear motion for an additional “over the wire” device.

●	Compatibility with a wide range of commercially-available guidewires, microcatheters and guide-catheters.

●	Enhanced operator safety and comfort - Aims to reduce exposure to ionizing radiation and the need for heavy lead vests otherwise to be worn during procedures, as well as reducing the exposure to Hospital Acquired Infections (HAI).

●	Ease of use - Its intuitive remote controls aims to simplify advanced procedures while shortening the physician’s learning curve.

●	Telemedicine compatible - Capable of supporting tele-catheterization, carried out remotely by highly trained specialists.

On August 17, 2020, Microbot announced the successful conclusion of its feasibility animal study using the LIBERTY® Endovascular Robotic Surgical System. The study met all of its end points with no intraoperative adverse events, which supports Microbot’s objectives to allow physicians to conduct a catheter-based procedure from outside the catheterization laboratory (cath-lab), avoiding radiation exposure, physical strain and the risk of cross contamination. The study was performed by two leading physicians in the neuro vascular and peripheral vascular intervention spaces, and the results demonstrated robust navigation capabilities, intuitive usability and accurate deployment of embolic agents, most of which was conducted remotely from the cath-lab’s control room.

On May 3, 2023, we announced that the LIBERTY® Endovascular Robotic Surgical System has surpassed its 100th catheterization during multiple preclinical studies, with a 95% success rate of reaching pre-determined vascular targets, such as distal branches of hepatic, gastric, splenic, mesenteric, renal and hypogastric arteries. Moreover, all of the procedures were completed without notable signs of intraoperative injury.

On June 29, 2023, we announced the successful completion of a two-day preclinical study held by leading key opinion leaders at a New York-based research lab, where they performed dozens of catheterizations, including the utilization of the LIBERTY® Endovascular Robotic Surgical System’s remote operation capabilities, to pre-determined vascular targets, with a 100% success rate of reaching the intended target with no observable on-site complications.

In October 2023, we announced the successful initial outcomes from our pivotal preclinical study with the LIBERTY® Endovascular Robotic Surgical System. The pivotal study was conducted by three leading interventional radiologists that utilized the LIBERTY® Endovascular Robotic Surgical System to reach a total of 48 animal targets. A total of 6 LIBERTY® Endovascular Robotic Surgical Systems were used in the study. All 6 LIBERTY® Endovascular Robotic Surgical Systems performed flawlessly, with 100% usability and technical success. No acute adverse events or complications were visually observed intra-operative. In December 2023, we announced that the final histopathology and lab report supplements our previous findings, and that the results of the study will support our IDE submission to the FDA to commence human clinical study. On January 29, 2024, the Company submitted an Investigational Device Exemption (IDE) application with the U.S. Food and Drug Administration, in order to commence its pivotal clinical trial in humans, and as of the date of this prospectus, we are continuing our interaction with the FDA regarding our IDE submission process.

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On October 24, 2023, we announced that we received confirmation for the commencement of the process to support our future CE Mark approval, and to ultimately allow us to market the LIBERTY® Endovascular Robotic Surgical System in Europe as well as other regions who accept the CE Mark. We had previously taken the first step to advance our European program by engaging with a leading Notified Body. As a result, we recently completed our on-site audits for ISO 13485 certification to ensure compliance of the Quality Management System (QMS) requirements, and the results are being reviewed by the Notified Body.

The Company currently anticipates receiving 510(k) clearance from the US Food & Drug Administration in the first half of 2025, and CE Mark approval in the second half of 2025. However, we can give no assurance that we will meet either or both of these projected milestones, if ever.

NovaCrossTM

On October 6, 2022, we purchased substantially all of the assets, including intellectual property, devices, components and product related materials of Nitiloop Ltd., an Israeli limited liability company. The assets include intellectual property and technology in the field of intraluminal revascularization devices with anchoring mechanism and integrated microcatheter, and the products or potential products incorporating the technology owned by Nitiloop and designated by Nitiloop as “NovaCross”, “NovaCross Xtreme” and “NovaCross BTK” and any enhancements, modifications and improvements. This technology is also expected to be incorporated in our One & Done feature.

Intellectual Property

Microbot currently holds an intellectual property portfolio of 13 patents issued/allowed and 60 patent applications pending worldwide. Microbot also holds 10 design patents issued/allowed and 5 design patents pending worldwide. It also has registered trademarks in Israel, Europe, UK and the U.S. relating to the LIBERTY® Endovascular Robotic Surgical System, and also has trademarks relating to its proprietary Microbot Medical wordmark and logo registered in Israel, Europe, and UK, and pending in the U.S., in addition to having registered trademarks for the “One & Done” wordmark in Israel, Europe, the U.S., UK, and Japan. Microbot also has a registered trademark in the U.S. for the NovaCross trademark.

Recent Developments

FDA Approval to Proceed with Pivotal Human Clinical Trial

On June 3, 2024, we announced that we have received the U.S. Food and Drug Administration’s approval to proceed with our pivotal human clinical trial as part of our Investigational Device Exemption (“IDE”) application for our LIBERTY® Endovascular Robotic Surgical System. Brigham and Women’s Hospital, Boston, Massachusetts, will participate as a clinical trial site for the pivotal human clinical trial. Brigham and Women’s Hospital has completed the Site Initiation Visit, during which its clinical staff was trained on the clinical study protocols. In addition, a shipment of LIBERTY investigational units arrived at Brigham and Women’s Hospital for the clinical trial. We are also in the process of engaging additional leading centers to participate in the trial. In parallel to commencing the pivotal human clinical trial, we are completing our biocompatibility tests as required by its IDE application.

Registered Direct Offering and Concurrent Private Placement

On June 3, 2024, we entered into securities purchase agreements with institutional investors, pursuant to which we agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of The Nasdaq Stock Market, an aggregate of 1,566,669 shares of our common stock at an offering price of $1.50 per share. In a concurrent private placement, we agreed to issue to the investors Series F preferred investment options to purchase up to 3,133,338 shares of our common stock at an exercise price of $1.50 per share. Each Series F preferred investment option is exercisable immediately and will expire two years from the initial exercise date. The offerings closed on June 4, 2024, and we raised approximately $2.35 million in aggregate gross proceeds from such offerings, before deducting placement agent fees and expenses and related offering expenses.

We also issued at closing to the placement agent or its designees, warrants to purchase 78,333 shares of our common stock, which are exercisable immediately, expire two years from issuance, and have an exercise price of $1.875 per share.

Settlement of Lawsuit

As of January 26, 2024 (the “Effective Date”), we entered into a Settlement Agreement and Release (the “Settlement Agreement”) with Empery Asset Master Ltd., Empery Tax Efficient, LP, Empery Tax Efficient III, LP and Hudson Bay Master Fund Ltd. (collectively, “Plaintiffs”), which resolved and settled the below referenced litigation between the Company and Plaintiffs. The Company previously announced that it was a defendant in a lawsuit captioned Empery Asset Master Ltd., Empery Tax Efficient, LP, Empery Tax Efficient II, LP, Hudson Bay Master Fund Ltd., Plaintiffs, against Microbot Medical Inc., Defendant, in the Supreme Court of the State of New York, County of New York (Index No. 651182/2020) (the “Lawsuit”), pursuant to which the Plaintiffs alleged, among other things, that the Company breached multiple representations and warranties contained in the Securities Purchase Agreement (the “SPA”) related to the Company’s June 8, 2017 equity financing (the “Financing”), of which the Plaintiffs participated, and fraudulently induced Plaintiffs into signing the SPA. The complaint sought rescission of the SPA and return of the Plaintiffs’ $6.75 million purchase price with respect to the Financing.

S-5

Pursuant to the Settlement Agreement, the Company paid Plaintiffs an aggregate of $2,154,000 (the “Total Settlement Amount”), consisting of a cash payment covered by the Company’s insurance carrier of $1,100,000 and 1,005,965 shares of restricted Company common stock (the “Shares”). Additionally, the Plaintiffs and the Company each agreed to fully release the other from all claims arising out of the Financing, the SPA and/or the allegations and claims asserted in the Lawsuit, subject to customary carve-outs.

In February 2024, the Plaintiffs filed a stipulation discontinuing the Lawsuit with prejudice.

We also filed a registration statement on Form S-1 covering the resale of the Shares (the “Resale Registration Statement”) pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”), which was declared effective on April 3, 2024. We shall be required to make cash payments to the Plaintiffs in the event we fail to keep the Resale Registration Statement effective pursuant to the terms of the Registration Rights Agreement, and if we fail to remove the restrictions on the Shares pursuant to the terms of the Settlement Agreement.

Israel-Hamas War

On October 7, 2023, the State of Israel, where the Company’s research and development and other operations are primarily based, suffered a surprise attack by hostile forces from Gaza, which led to the declaration by Israel of the “Iron Swords” military operation. This military operation and related activities are on-going as of the date of this prospectus supplement.

The Company has considered various ongoing risks relating to the military operation and related matters, including:

●	That some of the Company’s Israeli subcontractors, vendors, suppliers and other companies in which the Company relies, are currently only partially active, as instructed by the relevant authorities; and

●	A slowdown in the number of international flights in and out of Israel.

The Company is closely monitoring how the military operation and related activities could adversely effect its anticipated milestones and its Israel-based activities to support future clinical and regulatory milestones, including the Company’s ability to import materials that are required to construct the Company’s devices and to ship them outside of Israel. As of the date of this prospectus supplement, the Company has determined that there have not been any materially adverse effects on its business or operations, but it continues to monitor the situation, as any future escalation or change could result in a material adverse effect on the ability of the Company’s Israeli office to support the Company’s clinical and regulatory activities. The Company does not have any specific contingency plans in the event of any such escalation or change.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, as described under the caption “Incorporation of Certain Information by Reference” on page S-15 of this prospectus.

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Corporate Information

Our Company was incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change the name of the Company to CytoTherapeutics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change the name of the Company to StemCells, Inc. On November 28, 2016, C&RD Israel Ltd., a wholly-owned subsidiary the Company, completed its merger with and into Microbot Medical Ltd., or Microbot Israel, an Israeli corporation that then owned our assets and operated our current business, with Microbot Israel surviving as a wholly-owned subsidiary of ours. We refer to this transaction as the Merger. On November 28, 2016, in connection with the Merger, we changed our name from “StemCells, Inc.” to Microbot Medical Inc., and each outstanding share of Microbot Israel capital stock was converted into the right to receive shares of our common stock. In addition, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by us and converted into options to purchase shares of the common stock of Microbot Medical Inc. Prior to the Merger, we were a biopharmaceutical company that operated in one segment, the research, development, and commercialization of stem cell therapeutics and related technologies. Substantially all of the material assets relating to the stem cell business were sold on November 29, 2016. On November 29, 2016, our common stock began trading on the Nasdaq Capital Market under the symbol “MBOT”.

Our principal executive offices are located at 288 Grove Street, Suite 388, Braintree, MA 02184. Microbot also has an executive office at 6 Hayozma Street, Yokneam, P.O.B. 242, Israel 2069204. Our telephone number is (781) 875-3605. We maintain an Internet website at www.microbotmedical.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies, including certain of the reduced disclosure obligations in the registration statement of which this prospectus supplement is a part. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $4,819,905.

Common stock to be outstanding immediately after this offering	Up to 20,691,030 shares (as more fully described in the notes following this table), after giving effect to the assumed sale of 4,725,397 shares of our common stock at an assumed price of $1.02 per share, which was the closing price of our common stock on the Nasdaq Capital Market on June 28, 2024. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Manner of offering	“At the market offering” that may be made from time to time through Wainwright, acting as sales agent. See “Plan of Distribution” on page S-13.

Use of proceeds	Any net proceeds from the sales of shares pursuant to this offering will be used for the continued development, commercialization and regulatory activities for the LIBERTY® Robotic System, expansion and development of additional applications derived from our existing intellectual property portfolio, and for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” beginning on page S-9 of this prospectus supplement and the other information included in, or incorporated by reference into, this prospectus supplement for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

The Nasdaq Capital Market symbol	MBOT

The number of shares of common stock to be outstanding immediately after this offering is based on 15,965,633 shares of our common stock outstanding as of June 28, 2024 and excludes the following securities outstanding on June 28, 2024:

●	51,125 shares of our common stock issuable upon the exercise of outstanding warrants expiring in October 2027, at an exercise price per share of $6.1125;
●	32,778 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.75;
●	60,476 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.75;
●	35,088 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.6719;
●	1,685,682 shares of our common stock issuable upon the exercise of outstanding series E preferred investment options expiring in July 2029, at an exercise price per share of $1.50;
●	31,231 shares of our common stock issuable upon the exercise of outstanding warrants expiring in June 2028, at an exercise price per share of $4.0625;
●	84,284 shares of our common stock issuable upon the exercise of outstanding placement agent preferred investment options expiring in July 2029, at an exercise price per share of $2.025;
●	3,133,338 shares of our common stock issuable upon the exercise of outstanding series F preferred investment options expiring in June 2026, at an exercise price per share of $1.50;
●	78,333 shares of our common stock issuable upon the exercise of outstanding placement agent preferred investment options expiring in June 2026, at an exercise price per share of $1.875;
●	2,575,679 shares of our common stock issuable upon the exercise of outstanding stock options granted to employees, directors and consultants, with exercise prices ranging from approximately $0.005 to $15.75 and having a weighted-average exercise price of $4.6 per share;
●	156,585 shares of our common stock reserved for future grant under our 2017 Equity Incentive Plan; and
●	51,529 shares of our common stock reserved for future grant under our 2020 Omnibus Performance Award Plan.

Unless otherwise stated, information in this prospectus supplement assumes no exercises of outstanding options, warrants or preferred investment options subsequent to March 31, 2024.

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RISK FACTORS

Investing in our shares of common stock involves a high degree of risk. You should carefully consider the risks, uncertainties and other factors described in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we have filed or will filed with the Securities and Exchange Commission, and in other documents incorporated by reference to our filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus, including our consolidated financial statements and the related notes, before investing in our common stock. If any of these risks materialize, our business, financial condition or results of operations could be materially harmed. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to This Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for Microbot.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

We do not intend to pay any cash dividends on our common stock in the foreseeable future and, therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

At present time, we intend to use available funds to finance our operations. Accordingly, we have no present intention of paying any cash dividends on our common stock in the foreseeable future. Therefore, any return on your investment in our common stock must come from increases in the fair market value and trading price of our common stock.

The shares of common stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience declines in the value of their shares as a result of share sales made at prices lower than the prices they paid.

S-9

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a sales notice to Wainwright at any time throughout the term of the sales agreement. The number of shares that are sold by Wainwright after we deliver a sales notice will fluctuate based on the market price of the common stock during the sales period and limits we set with Wainwright. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares, if any, that will ultimately be issued.

If securities or industry analysts do not publish research or reports about our business, or if they issue adverse or misleading opinions regarding our common stock, the price of our common stock and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or the performance of our common stock, or if our operating results fail to meet the expectations of analysts, the price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the price of our common stock or trading volume to decline.

You will suffer immediate and substantial dilution in the net tangible book value per share of the common stock that you purchase in this offering.

The shares sold in this offering, if any, will be sold from time to time at various prices; however, the assumed public offering price of our common stock is substantially higher than the pro forma as adjusted net tangible book value per share of our common stock after giving effect to this offering and the registered direct offering we consummated in June 2024. Therefore, investors purchasing shares of our common stock in this offering will pay a price per share that substantially exceeds the as adjusted net tangible book value per share after this offering. Assuming that an aggregate of 4,725,397 shares of our common stock are sold at an assumed public offering price of $1.02 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on June 28, 2024 and based on our pro forma as adjusted net tangible book value as of March 31, 2024, for aggregate gross proceeds of approximately $4,819,905, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will experience immediate dilution of $0.404 per share, representing the difference between the assumed public offering price and our pro forma as adjusted net tangible book value per share after giving effect to this offering. See “Dilution” for a more detailed discussion of the dilution you would incur if you purchase shares of common stock in this offering.

S-10

USE OF PROCEEDS

From time to time, we may sell shares of our common stock pursuant to the sales agreement with Wainwright, which may result in aggregate gross proceeds of up to $4,819,905, or approximately $4,560,308 in proceeds net of Wainwright’s fee and other offering expenses payable by the Company, assuming the sale of all shares offered hereunder. Because there is no minimum amount of shares of our common stock that must be sold pursuant to our sales agreement with Wainwright, the actual number of shares of our common stock sold and aggregate net proceeds to us are not presently determinable and may be substantially less than the amounts set forth above.

We currently intend to use the net proceeds from this offering for the continued development, commercialization and regulatory activities for the LIBERTY® Robotic System, expansion and development of additional applications derived from our existing intellectual property portfolio, and for working capital and other general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds. Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

S-11

DILUTION

If you invest in our shares of common stock, your interest in our common stock will be diluted immediately to the extent of the difference between the public offering price and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Net tangible book value on March 31, 2024, was approximately $6.17 million or $0.428 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.

Our pro forma net tangible book value as of March 31, 2024, was approximately $8,193,053, or approximately $0.513 per share, on a pro forma basis to give effect to the registered direct offering, which closed on June 4, 2024, of 1,566,669 shares of our common stock at the offering price of $1.50 per share and our concurrent private placement, which closed on June 4, 2024, of Series F preferred investment options to purchase up to 3,133,338 shares of our common stock at an exercise price of $1.50 per Series F preferred investment option, and warrants to purchase 78,333 shares of our common stock issued to the placement agent at an exercise price of $1.875 per share.

After giving effect to the sale by us in this offering of 4,725,397 shares of common stock at an assumed public offering price of $1.02 per share (the closing price of our common stock as quoted on The Nasdaq Capital Market on June 28, 2024), and after deducting the estimated commissions and estimated offering expenses that we will pay, our pro forma as adjusted net tangible book value as of March 31, 2024 would have been approximately $12,753,361, or $0.616 per share of common stock. This amount represents an immediate increase in net tangible book value of $0.103 per share to existing stockholders and an immediate dilution of $0.404 per share to purchasers in this offering.

Assumed public offering price per share	$1.02
Historical Net tangible book value per share as of March 31, 2024	$0.428
Pro forma Net tangible book value per share as of March 31, 2024	$0.513
Increase in pro forma net tangible book value per share attributable to this offering	$0.103
Pro forma as adjusted net tangible book value per share as of March 31, 2024 after giving effect to the offering	$0.616
Dilution per share to new investors in offering	$0.404

The above discussion and table are based on 14,398,964, 15,965,633 and 20,691,030 actual, pro forma and pro forma as adjusted shares of our common stock outstanding as of June 28, 2024 and exclude the following as of that date:

●	51,125 shares of our common stock issuable upon the exercise of outstanding warrants expiring in October 2027, at an exercise price per share of $6.1125;
●	32,778 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.75;
●	60,476 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.75;
●	35,088 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.6719;
●	1,685,682 shares of our common stock issuable upon the exercise of outstanding series E preferred investment options expiring in July 2029, at an exercise price per share of $1.50;
●	31,231 shares of our common stock issuable upon the exercise of outstanding warrants expiring in June 2028, at an exercise price per share of $4.0625;
●	84,284 shares of our common stock issuable upon the exercise of outstanding placement agent preferred investment options expiring in July 2029, at an exercise price per share of $2.025;
●	3,133,338 shares of our common stock issuable upon the exercise of outstanding series F preferred investment options expiring in June 2026, at an exercise price per share of $1.50;
●	78,333 shares of our common stock issuable upon the exercise of outstanding placement agent preferred investment options expiring in June 2026, at an exercise price per share of $1.875;
●	2,575,679 shares of our common stock issuable upon the exercise of outstanding stock options granted to employees, directors and consultants, with exercise prices ranging from approximately $0.005 to $15.75 and having a weighted-average exercise price of $4.6 per share;
●	156,585 shares of our common stock reserved for future grant under our 2017 Equity Incentive Plan; and
●	51,529 shares of our common stock reserved for future grant under our 2020 Omnibus Performance Award Plan.

The foregoing table does not give effect to the exercise of any of the outstanding options, the exercise of outstanding warrants, the exercise of any preferred investment options, or further issuances under the 2017 Equity Incentive Plan. To the extent that any of the foregoing has occurred, or will or has occur, subsequent to March 31, 2024, there will be further dilution to new investors.

S-12

PLAN OF DISTRIBUTION

Pursuant to our sales agreement with Wainwright, we may sell an aggregate of up to $4,819,905 of shares of our common stock from time to time through Wainwright as our agent for the offer and sale of the common stock pursuant to this prospectus supplement and the accompanying prospectus. The actual dollar amount and number of shares of common stock we sell pursuant to the sales agreement will be dependent on, among other things, market conditions and our capital requirements. Wainwright may sell the common stock by any method deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we sell shares of common stock to Wainwright, as principal, we will enter into a separate terms agreement with Wainwright, and we will describe the agreement in a separate prospectus supplement or pricing supplement. We may instruct Wainwright not to sell our common stock if the sales cannot be effected at or above the price designated by us from time to time. We or Wainwright may suspend the offering of our common stock upon notice and subject to other conditions.

Each time that we wish to sell common stock under the sales agreement, we will provide Wainwright with a placement notice describing the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate.

Upon receipt of a placement notice from us, and subject to the terms and conditions of the sales agreement, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified. The settlement between us and Wainwright of each sale will occur on the first trading day following the date on which the sale was made (or such shorter settlement cycle that is in effect under Exchange Act Rule 15c6-1 from time to time) or on such other date that is agreed upon by us and Wainwright in connection with a particular transaction. The obligation of Wainwright under the sales agreement to sell our common stock pursuant to a placement notice is subject to a number of conditions.

We will pay Wainwright commissions for its services in acting as agent in the sale of our common stock. Wainwright will be entitled to compensation at a commission rate of 3.0% of the gross proceeds of the sales price per share sold. In addition, we have agreed to reimburse Wainwright for fees and disbursements of its legal counsel in an amount not to exceed $50,000, in addition to up to $2,500 per due diligence update session for Wainwright’s counsel’s fees. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to Wainwright under the terms of the sales agreement, will be approximately $62,500.

In connection with the sale of our common stock on our behalf pursuant to this prospectus supplement and the accompanying prospectus, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Wainwright against certain civil liabilities, including liabilities under the Securities Act.

To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.

Wainwright and its affiliates have provided and may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. Wainwright acted as our placement agent in connection with the registered direct offering and concurrent private placement in June 2024 and the preferred investment option inducement transaction in December 2023, for which Wainwright received compensation.

Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

We will report at least quarterly the number of shares of our common stock sold through Wainwright, as our agent, in this offering and, to the extent applicable, the number of shares of our common stock issued upon settlement of any placement notice, and the net proceeds to us in connection with such sales of our common stock.

The offering of our common stock pursuant to the sales agreement will terminate on the earlier of (i) the sale of all of our common stock pursuant to this prospectus supplement, or (ii) termination of the sales agreement as permitted therein.

Our common stock is listed on the Nasdaq Capital Market under the symbol “MBOT.”

A copy of the original sales agreement was previously filed with the Securities and Exchange Commission on a Current Report on Form 8-K on June 10, 2021, and we are filing an amendment to the original sales agreement with the Securities and Exchange Commission on a Current Report on Form 8-K concurrently with the filing of this prospectus supplement.

S-13

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock offered by this prospectus supplement have been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Wainwright is being represented in connection with this offering by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The consolidated financial statements of Microbot Medical Inc. as of December 31, 2023 and 2022, and for each of the two years in the period ended December 31, 2023, incorporated by reference in this prospectus supplement, have been audited by Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such consolidated financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the securities offered under this prospectus supplement. This prospectus supplement, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. Many of the contracts and documents described in this prospectus supplement are filed as exhibits to the registration statements and you may review the full text of these contracts and documents by referring to these exhibits.

For further information with respect to us and the securities offered under this prospectus supplement, reference is made to the registration statement and its exhibits and schedules. We file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the Securities and Exchange Commission.

The Securities and Exchange Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, including Microbot, that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s Internet website address is http://www.sec.gov.

We also maintain a website at www.microbotmedical.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

S-14

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission. This means that we can disclose important information to you by referring you to another filed document. Any information referred to in this way is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the Securities and Exchange Commission after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. Accordingly, we incorporate by reference the following documents or information filed with the Securities and Exchange Commission:

●	our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 27, 2024;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 that we filed with the SEC on May 15, 2023;

●	our Current Reports on Form 8-K, filed with the SEC (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished thereto) on January 2, 2024, January 12, 2024, January 18, 2024, January 30, 2024, February 27, 2024, April 15, 2024, April 24, 2024, June 3, 2024, June 4, 2024, and June 17, 2024; and

●	the description of our common stock contained in our registration statement on Form 8-A filed August 3, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the termination of this offering shall be deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part of this prospectus supplement from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein); we will provide this information at no cost to the requester upon written or oral request to: Microbot Medical Inc. Attn: Chief Financial Officer, 288 Grove Street, Suite 388, Braintree, Massachusetts 02184. You may also telephone us at (781) 875-3605.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

S-15

PROSPECTUS

$75,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement. If information in any prospectus supplement is inconsistent with the information in this prospectus, then the information in that prospectus supplement will apply and will supersede the information in this prospectus.

Our common stock is listed on The Nasdaq Capital Market under the symbol “MBOT.” On November 29, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.26 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 4, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context indicates otherwise in this prospectus, the terms “Microbot,” the “Company,” “we,” “our” or “us” in this prospectus refer to Microbot Medical Inc. and its wholly-owned subsidiaries.

PROSPECTUS SUMMARY

This summary highlights selected information about our Company, the offering of our securities under this prospectus and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including “Risk Factors” contained in this prospectus beginning on page 6, and the more detailed financial statements, notes to the consolidated financial statements and other information incorporated by reference from our filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplement and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Microbot is a pre-clinical medical device company specializing in the research, design and development of next generation robotic endoluminal surgery devices targeting the minimally invasive surgery space. Microbot is primarily focused on leveraging its robotic technologies with the goal of redefining surgical robotics while improving surgical outcomes for patients.

Core-Business Focus Program

On May 15, 2023, the Board of Directors of the Company authorized, and the Company commenced, a core-business focus program while the Company seeks to raise additional capital to continue development of the LIBERTY® robotic system. This core-business focus program includes the cessation of research and development activities not related to LIBERTY, including terminating the Company’s agreement with CardioSert for that technology, and returning intellectual property relating to the SCS (ViRob) and TipCat to Technion Research and Development Foundation.

Cost Reduction Plan

In addition to the core-business focus program described above, the Board of Directors of the Company authorized, and the Company commenced, a cost reduction plan while the Company seeks to raise additional capital to continue development of the LIBERTY robotic system.

In May and June 2023, we raised sufficient capital that, together with the ongoing savings from the cost reduction plan, has enabled us to continue our operations through approximately April of 2024, including completion of the V&V study, perform the GLP study and submit the IDE to the US Food & Drug Administration. We also, retroactive to November 1, 2023, recommenced paying Rachel Vaknin, our CFO, and Simon Sharon, our CTO and General Manager, their regular salaries and benefits that were previously reduced as a result of the cost reduction plan. Continuing the continuing commitment of Harel Gadot, our CEO, to the Company to support it financially while it completes its current development and regulatory activities, his compensation will continue to be subject to his 50% reduction as part of the cost reduction plan. We continue to seek new sources of capital to stabilize our finances and provide operating runway subsequent to April of 2024. In the event the Company is not successful in raising additional capital by April of 2024, or if the results of the V&V study and first-in-human trials are not promising, the Company may be forced to take more drastic actions to conserve capital or shut down operations entirely.

First-In-Human Clinical Cases

Subject to the final report from our recently completed pivotal pre-clinical study using the LIBERTY Robotic Surgical System which is expected before the end of 2023, and the completion of the verification and validation (V&V) process of which certain phases have been completed but others are ongoing and may be subject to delays indirectly caused by the Israel-Hamas war described below, we plan on submitting the Investigational Device Exemption (IDE) application to the U.S. Food and Drug Administration in the first quarter of 2024, in order to commence a pivotal clinical trial in humans. In addition, we are considering secondary options and contingencies in the event the IDE application is delayed. After initially considering potential First-In-Human cases in Brazil, by engaging with interventional radiologist Prof. Francisco Cesar Carnevale from University of Sao Paulo Medical School Hospital, we determined that first-in-human clinical trials in Brazil have similar requirements as in the United States. Furthermore, we are still in the process of evaluating the potential of utilizing Greece as an option to carry our First-In Human Cases. However, although we believe Brazil and Greece remain strategically important for commercialization of our LIBERTY device, we decided not to pursue First-In-Human trials or cases outside of the United States at this time to avoid conflict with our FDA submission process.

1

Israel-Hamas War

On October 7, 2023, the State of Israel, where the Company’s research and development and other operations are primarily based, suffered a surprise attack by hostile forces from Gaza, which led to the declaration by Israel of the “Iron Swords” military operation. This military operation and related activities are on-going as of the date of this prospectus.

The Company has considered various ongoing risks relating to the military operation and related matters, including:

●	That some of the Company’s Israeli subcontractors, vendors, suppliers and other companies in which the Company relies, are currently only partially active, as instructed by the relevant authorities; and
●	A slowdown in the number of international flights in and out of Israel.

The Company is closely monitoring how the military operation and related activities could adversely effect its anticipated milestones and its Israel-based activities to support future clinical and regulatory milestones, including the Company’s ability to import materials that are required to construct the Company’s devices and to ship them outside of Israel. As of the date of this prospectus, the Company has determined that there have not been any materially adverse effects on its business or operations, but it continues to monitor the situation, as any future escalation or change could result in a material adverse effect on the ability of the Company’s Israeli office to support the Company’s clinical and regulatory activities. The Company does not have any specific contingency plans in the event of any such escalation or change.

Technological Platforms

LIBERTY®

On January 13, 2020, Microbot unveiled what it believes is the world’s first fully disposable robotic system for use in endovascular interventional procedures, such as cardiovascular, peripheral and neurovascular. The LIBERTY robotic system features a unique compact design with the capability to be operated remotely, reduce radiation exposure and physical strain to the physician, reduce the risk of cross contamination, as well as the potential to eliminate the use of multiple consumables when used with its NovaCross platform or possibly other guidewire/microcatheter technologies.

LIBERTY is designed to maneuver guidewires and over-the-wire devices (such as microcatheters) within the body’s vasculature. It eliminates the need for extensive capital equipment requiring dedicated Cath-lab rooms as well as dedicated staff.

We believe LIBERTY’s addressable markets are the Interventional Cardiology, Interventional Radiology and Interventional Neuroradiology markets.

The unique characteristics of LIBERTY – compact, mobile, disposable and remotely controlled - open the opportunity of expanding telerobotic interventions to patients with limited access to life-saving procedures, such as mechanical thrombectomy in ischemic stroke.

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LIBERTY is being designed to have the following attributes:

●	Compact size - Eliminates the need for large capital equipment in dedicated cath-lab rooms with dedicated staff.
●	Fully disposable - To our knowledge, the first and only fully disposable, robotic system for endovascular procedures.
●	One & Done® – Can be made compatible with Microbot’s NitiLoop’s NovaCross products or possibly other guidewire/microcatheter technologies, that combines guidewire and microcatheter into a single device.
●	State of the art maneuverability - Provides linear, rotational and tip control of its guidewire, as well as linear motion for an additional “over the wire” device.
●	Compatibility with a wide range of commercially-available guidewires, microcatheters and guide-catheters.
●	Enhanced operator safety and comfort – Aims to reduce exposure to ionizing radiation and the need for heavy lead vests otherwise to be worn during procedures, as well as reducing the exposure to Hospital Acquired Infections (HAI).
●	Ease of use - LIBERTY’s intuitive remote controls aims to simplify advanced procedures while shortening the physician’s learning curve.
●	Telemedicine compatible - Capable of supporting tele-catheterization, carried out remotely by highly trained specialists.

On August 17, 2020, Microbot announced the successful conclusion of its feasibility animal study using the LIBERTY robotic system. The study met all of its end points with no intraoperative adverse events, which supports Microbot’s objectives to allow physicians to conduct a catheter-based procedure from outside the catheterization laboratory (cath-lab), avoiding radiation exposure, physical strain and the risk of cross contamination. The study was performed by two leading physicians in the neuro vascular and peripheral vascular intervention spaces, and the results demonstrated robust navigation capabilities, intuitive usability and accurate deployment of embolic agents, most of which was conducted remotely from the cath-lab’s control room.

On December 22, 2021, we entered into a strategic collaboration agreement for technology co-development with Stryker Corporation, acting through its Neurovascular Division. Pursuant to the agreement, the collaborative development program between Stryker and us aims to integrate certain of Stryker’s instruments with our LIBERTY Robotic System to address certain neurovascular procedures. The activities contemplated by the Agreement shall be specified in one or more development plans derived from the terms and conditions set forth in the Agreement. We are still determining scheduling to move the collaboration forward.

In December 2021, we achieved design freeze of the LIBERTY device.

In the first quarter of 2022, we filed our pre-submission package for the LIBERTY Robotic System with the FDA, addressing the regulatory pathway for the LIBERTY Robotic System. On July 22, 2022, the Company completed a pre-submission process with the FDA regarding the LIBERTY device. Formal feedback from the FDA included a recommendation to perform a clinical study and a human factors validation study, to support clearance through the 510(k) notification process.

In September and October 2022, the Company conducted an animal study at an FDA accredited European-based MedTech research laboratory, which was performed by a team of seasoned Key Opinion Leaders (KOLs) in the endovascular space, using porcine model. During the animal study, the physicians conducted 63 navigations to the targeted sites using the investigational LIBERTY Robotic System and performed an equal number of procedures manually. The LIBERTY Robotic System received positive feedback from participating physicians, and there were no observable immediate intraoperative adverse events, or harm, to the test subjects. The report from the animal study, which included histopathology data (the microscopic examination of tissue to study the manifestations of disease), exhibited equivocal results which were identified as related to unusual physiological animal responses in both manual and robotic test groups. The Company believes the results of the study allow it to move forward and focus on the next phases to ultimately include a U.S.-based pivotal pre-clinical study. The Company, together with its regulatory experts and consultants, believe a larger sample size and robust data generated by this study will advance the company’s efforts towards the submission of an Investigational Device Exemption (IDE) with the U.S. Food and Drug Administration (FDA).

On May 3, 2023, we announced that the LIBERTY Robotic system has surpassed its 100th catheterization during multiple pre-clinical studies, with a 95% success rate of reaching pre-determined vascular targets, such as distal branches of hepatic, gastric, splenic, mesenteric, renal and hypogastric arteries. Moreover, all of the procedures were completed without notable signs of intraoperative injury.

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On June 29, 2023, we announced the successful completion of a two-day pre-clinical study held by leading key opinion leaders at a New York-based research lab, where they performed dozens of catheterizations, including the utilization of the LIBERTY Robotic Surgical System’s remote operation capabilities, to pre-determined vascular targets, with a 100% success rate of reaching the intended target with no observable on-site complications.

In October 2023, we announced the successful initial outcomes from our pivotal pre-clinical study with the LIBERTY Robotic Surgical System. The pivotal study was conducted by three leading interventional radiologists that utilized the LIBERTY Robotic Surgical System to reach a total of 48 animal targets. A total of 6 LIBERTY Systems were used in the study, and each was used to reach a total of 8 targets. All 6 LIBERTY Systems performed flawlessly, with 100% usability and technical success. No acute adverse events or complications were visually observed intra-operative. We expect to receive the comprehensive final report later in the fourth quarter of 2023. Subject to the final report, and the completion of the verification and validation process which is ongoing but subject to delays indirectly caused by the Israel-Hamas war described above, we plan on submitting the Investigational Device Exemption application to the FDA in the first quarter of 2024, in order to commence our pivotal clinical trial in humans.

On October 24 2023, we announced that we received confirmation for the commencement of the process to support our future CE Mark approval, and to ultimately allow us to market the LIBERTY® Robotic Surgical System in Europe as well as other regions who accept the CE Mark. According to the confirmation, we will commence audits for ISO 13485 certification to ensure compliance with the Quality Management System (QMS) requirements of the EU Medical Devices Regulation (MDR 2017/745), during the first half of 2024. We had previously taken the first step to advance our European program by engaging with a leading Notified Body, who recently confirmed dates for conducting the required audits.

NovaCrossTM

On October 6, 2022, we purchased substantially all of the assets, including intellectual property, devices, components and product related materials of Nitiloop Ltd., an Israeli limited liability company. The assets include intellectual property and technology in the field of intraluminal revascularization devices with anchoring mechanism and integrated microcatheter, and the products or potential products incorporating the technology owned by Nitiloop and designated by Nitiloop as “NovaCross”, “NovaCross Xtreme” and “NovaCross BTK” and any enhancements, modifications and improvements. This technology is also expected to be incorporated in our One & Done feature.

Other Technologies and Platforms

During the second and third quarters of 2023, as a result of our core-business focus program and our cost reduction plan, we ceased research and development activities relating to the technology we acquired from CardioSert, and with respect to our SCS and TipCat platforms. As a result, we terminated the Company’s agreement with CardioSert for that technology, and returned intellectual property relating to the SCS (ViRob) and TipCat to Technion Research and Development Foundation.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, as described under the caption “Incorporation of Certain Information by Reference” on page 24 of this prospectus.

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Corporate Information

Our Company was incorporated on August 2, 1988 in the State of Delaware under the name Cellular Transplants, Inc. The original Certificate of Incorporation was restated on February 14, 1992 to change the name of the Company to CytoTherapeutics, Inc. On May 24, 2000, the Certificate of Incorporation as restated was further amended to change the name of the Company to StemCells, Inc. On November 28, 2016, C&RD Israel Ltd., a wholly-owned subsidiary the Company, completed its merger with and into Microbot Medical Ltd., or Microbot Israel, an Israeli corporation that then owned our assets and operated our current business, with Microbot Israel surviving as a wholly-owned subsidiary of ours. We refer to this transaction as the Merger. On November 28, 2016, in connection with the Merger, we changed our name from “StemCells, Inc.” to Microbot Medical Inc., and each outstanding share of Microbot Israel capital stock was converted into the right to receive shares of our common stock. In addition, all outstanding options to purchase the ordinary shares of Microbot Israel were assumed by us and converted into options to purchase shares of the common stock of Microbot Medical Inc. Prior to the Merger, we were a biopharmaceutical company that operated in one segment, the research, development, and commercialization of stem cell therapeutics and related technologies. Substantially all of the material assets relating to the stem cell business were sold on November 29, 2016. On November 29, 2016, our common stock began trading on the Nasdaq Capital Market under the symbol “MBOT”.

Our principal executive offices are located at 288 Grove Street, Suite 388, Braintree, MA 02184. Microbot also has an executive office at 6 Hayozma Street, Yoqneam, P.O.B. 242, Israel 2069204. Our telephone number is (781) 875-3605. We maintain an Internet website at www.microbotmedical.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus. We have included our website address in this prospectus as an inactive textual reference only and not as an active hyperlink.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock or preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption or conversion terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

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We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF ANY SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities may contain a discussion of the risks applicable to an investment in Microbot. Prior to making a decision about investing in our securities, you should consider the “Risk Factors” included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that relate to future events or our future operations or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “intends”, “expects”, “plans”, “targets”, “anticipates”, “believes”, “estimates”, “will”, “would”, “predicts”, “potential”, or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, we note that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in the forward-looking statements.

Such statements include, without limitation, all statements as to expectation or belief and statements as to our future results of operations; the progress of our research, product development and clinical programs; the need for, and timing of, additional capital and capital expenditures; partnering prospects; costs of manufacturing products; the protection of, and the need for, additional intellectual property rights; effects of regulations; the need for additional facilities; and potential market opportunities. Our actual results may vary materially from those contained in such forward-looking statements because of risks to which we are subject, including the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of our planned products; uncertainty as to whether the U.S. Food and Drug Administration, or the FDA, or other regulatory authorities will clear our proposed products for commercialization and sale; the risk that our planned clinical trials or studies could be substantially delayed beyond their expected dates or cause us to incur substantial unanticipated costs; uncertainties in our ability to obtain the capital resources needed to continue our current research and development operations and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; the uncertainty regarding the outcome of our clinical trials or studies we may conduct in the future; the uncertainty regarding the validity and enforceability of the patents underlying our proposed products; the uncertainty as to whether the Company’s preclinical studies will be replicated in humans; the uncertainty whether any of our proposed products will prove clinically safe and effective; the uncertainty of whether we will achieve significant revenue from product sales or become profitable; obsolescence of our technologies; competition from third parties; intellectual property rights of third parties; litigation risks; legal, regulatory and military developments in Israel including disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, such as employees of Microbot and its vendors and business partners being called to active military duty; and other risks to which we are subject.

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We have based these forward-looking statements on our current expectations and projections about future events. We believe that the assumptions and expectations reflected in such forward-looking statements are reasonable, based on information available to us on the date hereof, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. These forward-looking statements are inherently subject to known and unknown risks and uncertainties. We have included important cautionary statements in this prospectus, in the documents incorporated by reference in this prospectus, and in the sections in our periodic reports, including our most recent Annual Report on Form 10-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, discussing some of the factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we are making including, but are not limited to, research and product development uncertainties, regulatory policies and approval requirements, competition from other similar businesses, market and general economic factors.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations, our further development and commercialization of our product candidates, other general corporate purposes, which may include, but are not limited to, working capital, intellectual property protection and enforcement, capital expenditures, repayment of indebtedness and collaborations, and the costs of acquiring, licensing or investing in new and existing businesses, product candidates and technologies. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade or interest-bearing securities in accordance with our cash-management policies. Additional information on the use of proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement relating to that offering.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to public offerings through one or more placement agents or underwriters, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed from time to time;
●	market prices prevailing at the time of sale;
●	prices related to the prevailing market prices; or
●	negotiated prices.

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We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at the market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

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Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on The Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 60,000,000 shares of common stock, par value $0.01 per share. As of November 29, 2023 we had 11,707,317 shares of common stock issued and outstanding and approximately 100 common stockholders of record. The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our certificate of incorporation and our bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. The summary below is also qualified by provisions of applicable law.

General

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, out of funds that we may legally use to pay dividends, subject to any preferential dividend rights of any outstanding series of preferred stock or series of preferred stock that we may designate and issue in the future. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Capital Market

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “MBOT.”

DESCRIPTION OF PREFERRED STOCK

We have authority to issue 1,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated.

The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our certificate of incorporation and by-laws, as amended to date, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents. The summary below is also qualified by provisions of applicable law.

Our board of directors is authorized, without stockholder approval, from time to time, to issue shares of preferred stock in series and may, at the time of issuance, subject to Delaware law and our certificate of incorporation and by-laws, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

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●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of, and other information relating to, the warrants:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

●	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	information with respect to book-entry procedures, if any;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants are to be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

As of November 29, 2023, we had outstanding:

●	1,022,495 shares of our common stock issuable upon the exercise of outstanding series A preferred investment options expiring in October 2027, originally at an exercise price per share of $4.64 but amended to a reduced exercise price per share of $2.20 in connection with the offering that was consummated on May 24, 2023;

●	51,125 shares of our common stock issuable upon the exercise of outstanding warrants expiring in October 2027, at an exercise price per share of $6.1125;

●	32,778 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.75;

●	60,476 shares of our common stock issuable upon the exercise of outstanding warrants expiring in November 2026, at an exercise price per share of $2.75;

●	35,088 shares of our common stock issuable upon the exercise of outstanding warrants expiring in June 2028, at an exercise price per share of $2.6719;

●	350,878 shares of our common stock issuable upon the exercise of outstanding series C preferred investment options expiring in December 2028, at an exercise price per share of $2.075;

●	312,309 shares of our common stock issuable upon the exercise of outstanding series D preferred investment options expiring in December 2028, at an exercise price per share of $3.19; and

●	31,231 shares of our common stock issuable upon the exercise of outstanding warrants expiring in June 2028, at an exercise price per share of $4.0625.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, or the Trust Indenture Act, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither the senior indenture nor any subordinated indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;

●	the aggregate principal amount and any limit on the amount that may be issued;

●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

●	the maturity date and the date or dates on which principal will be payable;

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●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place or places where payments will be payable;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

●	whether we will be restricted from incurring any additional indebtedness;

●	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

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Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

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A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

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We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF
INCORPORATION AND BYLAWS

Anti-Takeover Provisions

Delaware Law

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, or DGCL. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns, or within three years prior, did own, 15% or more of the corporation’s voting stock.

Staggered Board

Our restated certificate of incorporation and restated by-laws provide for the Board of Directors to be divided into three classes serving staggered terms. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire are elected for a three-year term of office. All directors elected to our classified Board of Directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board of Directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The Board of Directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the Board of Directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the Board of Directors may only be removed for cause and only by the affirmative vote of 80% of the outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board of Directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our Board of Directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance notice provisions for stockholder proposals

Our restated by-laws establish an advance notice procedure for stockholder nominations of candidates for election to our Board of Directors, as well as procedures for including proposed nominations at special meetings at which directors are to be elected. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting, and who has complied with the procedures and requirements set forth in the by-laws. Although the by-laws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, these by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of Microbot.

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Special meetings of stockholders

Special meetings of the stockholders may be called only by the Board of Directors, president or secretary upon the application of a majority of the directors. Stockholders are not permitted to call a special meeting or to require our Board of Directors to call a special meeting.

No stockholder action by written consent

Our restated certificate of incorporation and restated by-laws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-majority stockholder vote required for certain actions.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless the corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our restated by-laws by the stockholders. Our restated by-laws may be amended or repealed by a vote of a majority of the total number of authorized directors.

Limitation of Liability and Indemnification

Our restated certificate of incorporation and our amended and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by us to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such.

Section 145 of the DGCL permits a corporation to indemnify any director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), indemnification may be provided only for expenses actually and reasonably incurred by any director or officer in connection with the defense or settlement of such an action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be provided if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Chancery Court or the court in which the action or suit was brought shall determine that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

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Pursuant to Section 102(b)(7) of the DGCL, Article Eighth of our restated certificate of incorporation eliminates the liability of a director to us or our stockholders for monetary damages for such a breach of fiduciary duty as a director, except for liabilities arising:

●	from any breach of the director’s duty of loyalty to us or our stockholders;

●	from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; and

●	from any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our restated certificate of incorporation and our amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. We have purchased and intend to maintain insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The foregoing discussion of our restated certificate of incorporation, amended and restated bylaws, indemnification agreements, indemnity agreement, and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, amended and restated bylaws, indemnification agreements, indemnity agreement, or law.

LEGAL MATTERS

The validity of the shares being offered under this prospectus by us will be passed upon for us by Ruskin Moscou Faltischek, P.C., Uniondale, New York.

EXPERTS

The consolidated financial statements of Microbot Medical Inc. as of December 31, 2022 and 2021, and for each of the two years in the period ended December 31, 2022, incorporated by reference in this Prospectus, have been audited by Brightman Almagor Zohar and Co., a Firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website at http://www.microbotmedical.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, are available at the SEC’s website at http://www.sec.gov. The documents we are incorporating by reference are:

●	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 that we filed with the SEC on May 17, 2023, August 14, 2023 and November 14, 2023;

●	our Current Reports on Form 8-K, filed with the SEC on: January 23, 2023, May 18, 2023, May 22, 2023, May 23, 2023, May 24, 2023, May 25, 2023, May 31, 2023, June 2, 2023, June 6, 2023, June 16, 2023, June 22, 2023, June 29, 2023, September 5, 2023, October 17, 2023, October 19, 2023, October 24, 2023, October 31, 2023, November 6, 2023, November 8, 2023, November 13, 2023, November 14, 2023 and November 21, 2023 (except in each case for information contained therein which is furnished rather than filed);

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 19, 2023 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which information shall update and supersede information included in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

●	the description of our common stock contained in our registration statement on Form 8-A filed August 3, 1998, under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

The SEC file number for each of the documents listed above is 000-19871.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, upon written or oral request, without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). You may request a copy of any or all of these filings, at no cost, by writing or telephoning us at: Microbot Medical Inc., 25 Recreation Park Drive, Unit 108, Hingham, MA 02043; Attention: Harel Gadot; telephone number (908) 938-5561.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Up to $4,819,905

MICROBOT MEDICAL INC.

Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is July 1, 2024.